Exhibit 10.14

Date: [handwritten:] 06/07/2010

To

Mizrahi-Tefahot Bank Ltd.

Re: Letter of Undertaking

We, the undersigned, Koffolk (1949) Ltd. Company No. 510057607 (Hereinafter: “The Company”), account holders in your Bank, hereby confirm and undertake as follows:

1.	You extended and/or you will extend to the Company credit within its meaning in the agreement and general business terms – or “Application to open an account” and/or “Application for changes in account” and “General terms for managing an account” and “General terms for credit transactions” including all annexes and amendments thereof, all as agreed between you and the Company, in connection with any type of credit (hereinafter: “The Credit”).

2.	As long as the Credit is not repaid to you in full, the Company undertakes before you, in accordance with the consolidated statements, to fulfill all the conditions set forth hereunder, cumulatively:
A.	Tangible capital equity (including shareholders’ loan and with setoff of investments in related companies, related accounts receivable and reputation) shall not fall below $25,000,000 and its rate from the balance shall not fall below 35%.
B.	Debt/EBITDA ratio shall not be greater than 5.
C.	EBITDA/return on principal and annual interest + financing expenses shall not fall below 1.3.
D.	Total banking credit shall not exceed $15,000.000.
E.	Receivables debt (with deduction of debt of related companies)/banking credit shall not fall below 1, according to the quarterly report that we shall deliver to the Bank.
F.	The Company shall not provide guarantee to third parties and to related companies in an amount higher than $1,000,000, except for guarantees to wholly-owned subsidiaries.
G.	No resolution shall be passed on distribution of dividends in the Company without obtaining the Bank’s prior and written consent. The term “dividend” shall be construed within its meaning in the Companies Law 5759-1999, including management fees, consulting fees, participation fees, amounts of money, property and rights of any kind disbursed from our profits and/or from any other source. Except for payment of management fees that are transferred to the parent company in an amount that shall not exceed a total of $1,000,000 a year.
H.	There shall be no breach of any of our undertakings towards the Bank.

* For the purpose of this Letter of Undertaking, the term “tangible capital equity” shall mean – as presented in the quarterly and annual consolidated financial statements hereunder, including outstanding share capital, undivided surpluses, principals and balances of loan amounts, including shareholders’ loan in respect of which subordination letters towards the Bank were signed by the Company and its shareholders, and with deduction of investments in related companies, deferred costs, intangible assets such as reputation, patents, trademarks, trade names, copyright, etc., and with deduction of treasury shares and with deduction of receivables to the Company that are stakeholders and/or related subsidiaries of the Company (within the meaning of these terms in the Securities Law 5728-1968) and with deduction of guarantees that were provided by the Company for the purpose of securing the debts of stakeholders and/or companies and/or related companies of the Company.

3.	These financial relationships shall be examined in accordance with audited financial statements of the Company and quarterly statements. We shall deliver to you, at your request, any information in connection with the Company’s business and its financial situation.

We undertake that, no later than 31/10 of each year, we shall deliver to you the reconciled financial statements of the Company true to 30/06 of the previous year, audited by a certified external accountant and prepared in accordance with generally-accepted auditing standards in Israel, as they are from time to time.

We undertake that, within 60 days of the end of each calendar quarter, we shall deliver to the Bank a quarterly report including a balance sheet, statements of income, and cash flow. In addition, and without derogating from the foregoing, we hereby undertake to deliver to the Bank from time to time at its request additional information in connection with the business, the financial situation and our total credit.

4.	The Company hereby affirms that the Credit was extended and/or will be extended to it, inter alia based upon its undertakings towards the Bank, as specified in this Letter, and that breach of any of its undertakings in accordance with this Letter, including any of the financial relationships, shall grant the Bank the right to all reliefs against the Company it is entitled to by law or by agreement, including the right to put for immediate payment any Credit that the Company received from the Bank, even prior to its agreed repayment date, and the right to enforce and realize any security or guarantee that was provided or will be provided to the Bank for the purpose of securing the Credit

[signature:]
[stamp:] Koffolk (1949) Ltd.

5.	To dispel any doubt, it is hereby clarified that the statements made in this Letter shall not derogate or diminish in any manner from any undertaking of the Company towards the Bank in accordance with any other document that was signed and/or will be signed by the Company, and the Company’s undertakings in this Letter are made in addition to any other document that the Company has signed and/or will sign towards the Bank.

6.	The undertakings in this Letter are irrevocable and may not be modified or cancelled without obtaining your prior and written consent.

7.	The financial criteria that were set forth in section 2 of the Letter of Undertaking hereinabove (hereinafter: “Criteria”) are based upon existing accounting standards and accounting rules that were implemented in the last financial statements of the Company.

The implementation of different accounting standards and/or rules than the ones on the basis of which the last financial statements were prepared, in the Company’s financial statements, including IFRS – International financial reporting standards, accounting standards in Israel and/or the U.S.A. (hereinafter: “New Standards”), may result in changes that will affect the Criteria.

Therefore, the Company agrees as follows:

Whenever the Bank finds that the changes that occurred and/or that are about to occur in the

[handwritten text is indicated in italics]

Company’s financial statements due to implementation of New Standards so require, it shall be entitled, after consulting with the Company but without having to obtain its consent, to notify the Company what changes the Bank requires in the Criteria so as to adjust them to the said changes, with the intention to adjust them to the original financial purpose according to which the Criteria were set (“Amended Criteria”). In the event the Bank notifies the Company what the Amended Criteria are – they shall bind the Company as of the date the Bank delivered notice.

[signature:]
[stamp:] Koffolk (1949) Ltd

Koffolk (1949) Ltd.

 Advocate Confirmation [handwriting indicated in italics]:

I, the undersigned, Bahir Saban, of Daniel Frish St. number 3 in the city of Tel Aviv, hereby confirm that Koffolk (1949) Ltd. Company No. 510057607 (Hereinafter: “The Company”) has lawfully passed a resolution to sign this Letter of Undertaking in favor of Mizrahi-Tefahot Bank Ltd., and that the signature of the honorable gentlemen Avner Birnbaum ID. No. 024013617 and Yonatan Bendheim ID. No. 327012340, along with the Company’s stamp or with its printed name, shall bind the Company in accordance with this Letter. In addition, I confirm that this Letter was signed before me by the said honorable gentlemen.

[signature:]
[stamp:] Bahir Avraham Saban, Adv. License No. 45521